Exhibit d(xi) under Form N-1A
                                              Exhibit 10 under Item 601/Reg. S-K

                              SUBADVISORY CONTRACT

        AGREEMENT made as of the 29th day of March, 1999 by and between M&I Investment Management Corp., an investment adviser registered under the Investment Advisers Act of 1940, organized under the laws of Wisconsin and having its principal place of business in Milwaukee, Wisconsin (the "Adviser"), and BPI Global Asset Management, LLP, a limited liability partnership organized under the laws of Delaware (the "Subadviser").

                                   WITNESSETH:

        WHEREAS, Marshall Funds, Inc. (the "Corporation") is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"), the Corporation has eleven (11) Portfolios including the Marshall International Stock Fund (the "Fund") and the Subadviser is an investment adviser registered under the Investment Advisers Act of 1940 (the "Advisers Act"), and

        WHEREAS, pursuant to authority granted the Adviser by the Corporation's Directors and pursuant to the provisions of the Investment Advisory Contract dated October 1, 1992 between the adviser and the Corporation with respect to the Fund (the "Advisory Contract"), the Adviser has selected the Subadviser to act as a sub-investment adviser of the Fund and to provide certain other services, as more fully set forth below, and to perform such services under the terms and conditions hereinafter set forth,

        NOW, THEREFORE, in consideration of the mutual agreements herein contained, it is agreed as follows:

        1.     THE SUBADVISER'S SERVICES.

        (a) Within the framework of the fundamental policies, investment objectives, and investment restrictions of the Fund, and subject to the supervision and review of the Adviser and of the Directors of the Corporation, the Subadviser shall have the sole and exclusive responsibility for the making and execution of all investment decisions for that portion or all of the Fund's portfolio as designated by the Adviser (the "Portfolio"), including the purchase, retention and disposition of securities, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Corporation's Registration Statement, including the Prospectus and Statement of Additional Information (such Registration Statement, as currently in effect and as amended or supplemented from time to time, collectively called the "Prospectus") and subject to the following understandings:

               (i) The Subadviser shall supervise the Portfolio's investments and determine from time to time what securities will be purchased, retained, sold or loaned by the Portfolio, and what portion of the assets will be invested or held uninvested as cash.

               (ii) In performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Corporation's Articles of Incorporation and By-Laws and the Fund's Prospectus and with the instructions and directions received in writing from the Adviser or the Directors of the Corporation and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (including the requirements for qualification as a regulated investment company) and all other applicable federal and state laws and regulations.

        (b) The Subadviser shall not be responsible for the provision of administrative, bookkeeping or accounting services to the Fund, except as otherwise provided herein or as may be necessary for the Subadviser to supply to the Adviser, the Corporation or its Directors the information required to be supplied under this Contract.

               The Subadviser shall maintain separate books and detailed records of all matters pertaining to the Fund and the Portfolio (the "Fund's Books and Records"), including without limitation a daily ledger of such assets and liability relating thereto and brokerage and other records of all securities transactions. The Subadviser shall also require that its Access Persons (as defined in the Corporation's Code of Ethics) provide the Subadviser with monthly reports of their personal securities transactions. The Fund's Books and Records shall be available by overnight delivery of copies or for telecopying without delay to the Adviser during any day that the Fund is open for business, upon reasonable notice to the Subadviser.

        (c) The Subadviser shall determine the securities to be purchased or sold by the Fund in respect of the Portfolio and will place orders with or through such persons, brokers or dealers to carry out the policy with respect to brokerage as set forth in the Fund's Prospectus or as the Directors may direct from time to time. Subject to the provisions of the following paragraph, the Subadviser will take reasonable steps to assure that Portfolio transactions are effected at the best price and execution available, as such phrase is sued in the Fund's Prospectus, as in effect from time to time.

               In using its best efforts to obtain for the Fund the most favorable price and execution available, the Subadviser, bearing in mind the Fund's best interests at all times, shall consider all factors it deems relevant, including by way of illustration, price, the size of the transaction, the nature of the market for the security, the amount of the commission, the timing of the transaction taking into account market prices and trends, the reputation, experience and financial stability of the broker or dealer involved and the quality of service rendered by the broker or dealer in other transactions. Subject to such policies as the Directors of the Corporation may determine, the Subadviser is specifically authorized to allocate brokerage business to firms that provide such services or facilities and to cause the Fund to pay a member of a securities exchange or any other securities broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker, or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934) provided by such member, broker, or dealer, viewed in terms either of that particular transaction or the Subadviser's overall responsibilities with respect to the accounts as to which it exercises investment discretion.

               Consistent with the foregoing paragraph, nothing in this agreement is intended to inhibit the Subadviser's selection of broker-dealers used to execute trades for the Fund, including trades placed with broker-dealers who provide investment research services to the Subadviser. Such research services may include, but are not limited to, advice provided either directly or through publications or writings, including electronic publications, telephone contacts and personal meetings with security analysts, economists and corporate and industry spokespersons, and analyses and reports concerning issues, industries, securities economic factors and trends, accounting and tax law interpretations and political developments. Research so provided is in addition to and not in lieu of the services required to be performed by the Subadviser.

               It is understood that the Subadviser may have advisory, management, service or other contracts with other individuals or entities, and may have other interests and businesses. When a security proposed to be purchased or sold for the Fund is also being purchased or sold for other accounts managed by the Subadviser at the same time, the Subadviser shall make such purchases or sales on a pro-rata, rotating or other equitable basis so as to avoid any one account being systematically preferred over any other account.

               The Subadviser will advise the Adviser and, if instructed by the Adviser, the Fund's custodian or sub-custodians on a prompt basis each day by electronic telecommunication of each confirmed purchase and sale of a Portfolio security specifying the name of the issuer, the full description of the security including its class, and amount or number of shares of the security purchase or sold, the market price, commission, government charges and gross or net price, trade date, settlement date and identity of the clearing broker. Under no circumstances may the Subadviser or any affiliates of the Subadviser act as a principal in a securities transaction with the Fund or any other investment company managed by the Adviser unless (i) permitted by an exemptive provision, rule or order under the 1940 Act and (ii) upon obtaining prior approval of the securities transaction from the Adviser. Any such transactions shall be reported quarterly to the Corporation's Directors.

        (d) From time to time as the Adviser or the Directors of the Corporation may reasonably request, the Subadviser shall furnish to the Adviser and to each of the Corporation's Directors reports of Portfolio transactions and reports on securities held in the Portfolio, all in such detail as the Adviser or the Directors may reasonably request. The Subadviser will also promptly inform the Adviser and the Corporation's Directors of changes in investment strategy or tactics or in key personnel.

               It shall be the duty of the Subadviser to furnish to the Corporation's Directors such information as may reasonably be necessary in order for such Directors to evaluate this Contract or any proposed amendments thereto for the purpose of casting a vote pursuant to Section 8 or 9 hereof.

        2. ALLOCATION OF CHARGES AND EXPENSES. The Subadviser will bear its own costs of providing services hereunder. Other than as specifically indicated herein the Subadviser shall not be responsible for the Corporation's or the Adviser's expenses, including, without limitation, the expenses of organizing the Corporation and continuing its existence; fees and expenses of Directors and officers of the Corporation; fees for investment advisory services and administrative personnel and services; expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services, fees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the 1940 Act, and any amendments thereto, expenses of registering and qualifying the Corporation, the Fund and Shares of the Fund under federal and state laws and regulation; expenses of preparing, printing and distributing prospectuses (and any amendments thereto) to shareholders, interest expense taxes, fees and commissions of every kind, expenses of issue (including cost of Share certificates), purchase, repurchase and redemption of Shares including expenses attributable to a program of periodic issue, charges and expenses of custodians, transfer agents, dividend disbursing agents, shareholder servicing agents and registrars, printing and mailing costs, auditing, accounting and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetings of Directors and shareholders and proxy solicitations in connection with such meetings; insurance expenses; association membership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administrating the Corporation and the Fund. The Corporation or the Adviser, as the case may be, shall reimburse the Subadviser for any such expenses or other expenses of the Fund or the Adviser, as may be reasonably incurred by such Subadviser on behalf of the Fund or the Adviser. The Subadviser shall keep and supply to the Corporation and the Adviser adequate records of all such expenses.

        3. INFORMATION SUPPLIED BY THE ADVISER. The Adviser shall provide the Subadviser with the Corporation's Articles of Incorporation and By-Laws, the Fund's most current Prospectus and Statement of Additional Information, and the Corporation's Code of Ethics and instructions, policies and directions of the Directors of the Corporation pertaining to the Adviser and the Fund, as in effect from time to time; and the Subadviser shall have no responsibility for actions taken in reliance on any such documents. The Adviser shall promptly furnish to the Subadviser copies of all material amendments or supplements to the foregoing documents.

        4. REGISTRATION AS AN ADVISER. The Adviser and the Subadviser represent and warrant to each of the Corporation and each other that they are registered as an "investment adviser" under the Advisers Act and covenant that they will remain so registered for the duration of this Contract.

        5. SUBADVISER'S COMPENSATION. The Adviser shall pay to the Subadviser, as compensation for the Subadviser's services hereunder 0.40% per annum of the Fund's average daily net assets ("Sub-Advisory Fee"). Such fee shall be computed daily and paid monthly. The method of determining net assets of the Fund for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of Fund shares as described in the Fund's Prospectus. If this Contract shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this contract is in effect.

               Notwithstanding any other provision of this Contract, the Subadviser may from time to time agree not to impose all or any portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue). Any such fee reduction may be discontinued or modified by the Subadviser at any time.

        6. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Subadviser is and shall be an independent contract and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Corporation in any way or otherwise be deemed to be an agent of the Corporation or of the Adviser.

        7. SALES LITERATURE. The Adviser and Subadviser acknowledge that all sales literature for investment companies (such as the Corporation) are subject to strict regulatory oversight. The Subadviser agrees to submit any proposed sales literature for the Corporation (or any Fund) or for itself or its affiliates which mentions the Corporation (or any Fund) to the Corporation's distributor for review and filing with the appropriate regulatory authorities prior to the public release of any such sales literature, provided, however, that nothing herein shall be construed so as to create any obligations or duty on the part of the Subadviser to produce sales literature for the Corporation (or any Fund). Further, the Adviser agrees to submit to the Subadviser any and all sales literature referencing Subadviser by name or any affiliate of Subadviser for review and approval prior to filing or public release.

        8. ASSIGNMENT AND AMENDMENTS. This Contract may not be assigned by the Subadviser and shall automatically terminate, without the payment of any penalty, in the event (i) of its assignment, including any change of control of the Adviser or Subadviser, or (ii) in the event of the termination of the Advisory Contract, provided that such termination shall not relieve the Adviser or the Subadviser of any liability incurred hereunder. The Subadviser, as a limited liability partnership, will promptly notify Adviser of any change in the membership of Subadviser.

               The terms of this Contract shall not be changed unless such change is approved at a meeting by the affirmative vote of a majority of the outstanding voting securities of the Fund and unless also approved by the affirmative vote of a majority of Directors of the Corporation voting in person, including a majority of the Directors who are not interested persons of the Corporation, the Adviser or the Subadviser, at a meeting called for the purpose of voting at such change.

        9. DURATION AND TERMINATION. This Contract shall become effective as of the date firs above written and shall terminate 120 days from such date of execution, unless this Contract is approved by shareholders of the Fund. Upon such shareholder approval, this contract shall remain in full force and effect continually thereafter unless terminated automatically as set forth in Section 8 hereof or until terminated as follows

        (a) The Corporation or the Adviser may at any time terminate this Contract, without payment of any penalty, on sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the Subadviser. Action of the Corporation under this Subsection may be taken either (i) by vote of its Directors or
               (ii) by the affirmative vote of a majority of the outstanding voting securities of the Fund.

     (b) The Subadviser may at any time terminate this Contract by not less than sixty (60) days' written notice delivered or mailed by registered mail, postage prepaid, to the Adviser; or

        (c) This Contract shall automatically terminate on May 1, of any year beginning in 2000, in which its terms and renewal shall not have been approved (i) a majority vote of the Directors of the Corporation voting in person, including a majority of the Directors who are not interested persons of the Corporation, the Adviser or the Subadviser, at a meeting called for the purpose of voting on such approval or (ii) the affirmative vote of a majority of the outstanding voting securities of the Fund; provided, however, that if the continuance of this Contract is submitted to the shareholders of the Fund for their approval and such shareholders fail to approve such continuance of this contract as provided herein, the Subadviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder.

        (d) Termination of this Contract pursuant to this Section shall be without payment of any penalty.

        (e) In the event of termination of this Contract for any reason, the Subadviser shall, immediately upon notice of termination or on such later date as may be specified in such notice, cease all activity on behalf of the Fund and with respect to any of its assets, except as expressly directed by the Adviser. In addition, the Subadviser shall deliver the Fund's Books and Records to the Adviser by such means and in accordance with such schedule as the Adviser shall direct and shall otherwise cooperate, as reasonably directed by the Adviser, in the transition of portfolio assets management to any successors of the Subadviser, including the Adviser.

        10. CERTAIN DEFINITIONS. For the purposes of this Contract:

     (a) "Affirmative vote of a majority of the outstanding voting securities of the Fund" means the affirmative vote, at an annual or Annual meeting of shareholders of the Fund, duly called and held, (a) of 67% or more of the shares of the Fund present (in person or by proxy) and entitled to vote at such meeting, if the holder or more than 50% of the outstanding shares of the Fund entitled to vote at such meeting are present (in person or by proxy), or (b) of more than 50% of the outstanding shares of the Fund entitled to vote at such meeting, whichever is less.

     (b) "Interested persons" and "Assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.



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        11. STANDARD OF CARE, LIABILITY AND INDEMNIFICATION.

        (a) The Subadviser shall exercise its best judgment in rendering the services provided by it under this Contract. In the absence of willful misfeasance, bad faith or gross negligence on the part of the Subadviser, or of reckless disregard of its obligations and duties hereunder, the Subadviser shall not be subject to any liability to the Adviser or the Corporation, to any shareholder of the Fund, or to any person, firm or organization, for any act or omission in the course of, or connected with the rendering of services by Subadviser. Nothing herein, however, shall derogate from the Subadviser's obligations under federal and state securities laws.

        (b) The Subadviser shall indemnify and hold the Adviser harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to any action or failure or omission to act by the Subadviser as a result of the Subadviser's willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder.

        (c) The Adviser shall indemnify and hold the Subadviser harmless from and against any and all losses, damages, costs, charges, counsel fees, payments, expenses and liabilities arising out of or attributable to any action or failure or omission to act by the Adviser as a result of the Adviser's willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties hereunder.

        12. JURISDICTION. This Contract shall be governed by and construed to be consistent with the Advisory Contract and in accordance with substantive laws of the State of Wisconsin without giving regard to the conflicts of law principals thereof and in accordance with the 1940 Act. In the case of any conflict between state law and the 1940 Act, the 1940 Act shall control.

        13. COUNTERPARTS. This Contract may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         14.   MISCELLANEOUS.

     (a) Subadviser is a limited liability partnership formed under Delaware law. Subadviser will notify the Adviser of any changes in the membership of such partnership within a reasonable time after such changes.

     (b) Adviser acknowledges having received, not less than 48 hours prior to entering into this Investment Advisory Agreement, and reviewed the Subadviser's most recent Form ADV.



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        IN WITNESS WHEREOF, the parties hereto have caused this instrument to be signed on behalf of their duly authorized officers as of the date first above written.

                                            M&I INVESTMENT MANAGEMENT CORP.

/S/ ILLEGIBLE SIGNATURE                     By:  /S/ DAVID W. SCHULZ

                                                                       President

                                            BPI GLOBAL ASSET MANAGEMENT, LLP.

/S/ ILLEGIBLE SIGNATURE                     By:  /S/ RYAN BURROW

                                                                       President